Exhibit 99.1
SCOLR Pharma, Inc. Announces Appointment of Bruce S. Morra, Ph.D., as President & CEO

BOTHELL, Wash., Feb. 2 /PRNewswire-FirstCall/ -- SCOLR Pharma, Inc. (NYSE Alternext US: DDD) today announced that the board of directors has appointed Bruce S. Morra, Ph.D., M.B.A., to serve as president and chief executive officer. Dr. Morra has served as a member of the SCOLR Pharma board of directors since August 2007.

Michael N. Taglich, Chairman of SCOLR Pharma's board of directors, said, "We are very pleased that Dr. Morra has agreed to become SCOLR Pharma's CEO. Since Dr. Morra's appointment to the board, he has been an able and trusted advisor. Given our longstanding belief that SCOLR's success will stem from maximizing opportunities for our proprietary CDT® technology in the pharmaceutical and over-the-counter arena, Dr. Morra's level of experience earned as an executive at numerous specialty pharmaceutical and healthcare companies coupled with his strategic alliance and business development expertise, makes him the right executive to assume leadership of our Company."

Dr. Morra has extensive experience in the pharmaceutical, medical device, biotechnology and polymers industries. Since 1998, Dr. Morra has been a Board Member and consultant for various public and private life science companies. He previously served as the President of West Pharmaceutical Services Drug Delivery and Contract Clinical Research businesses. Prior to this, Dr. Morra held several senior executive management positions including as Chief Business Officer of Progenitor Cell Therapy, as President, COO and CFO of Biopore Corporation and Polygenetics, Inc., as President, COO and Founder of Flamel Technologies, Inc's U.S. subsidiary, and as President of ISP Filters, a subsidiary of GAF Corporation. He received his B.S.E in Chemical Engineering from Princeton, a Ph.D. in Polymer Science and Engineering and an M.B.A. from the University of Massachusetts at Amherst.

Commenting on his appointment, Dr. Morra, said, "The board has a great deal of confidence in the executive team and in all of the SCOLR employees. I am honored to assume the role of CEO of SCOLR, and I look forward to leading the Company. SCOLR has made important advancements in its two primary programs, ibuprofen and pseudoephedrine, and is in a great position to build on its innovative CDT technology and development pipeline. I welcome the challenges and opportunities ahead as we work to advance the Company's strategy to expand our business and move our product candidates through the FDA process towards the market place."

About SCOLR Pharma:

Based in Bothell, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company. SCOLR Pharma's corporate objective is to combine its formulation expertise and its patented CDT platform to develop novel pharmaceutical, over-the-counter (OTC), and nutritional products. Our CDT drug delivery platform is based on multiple issued and pending patents and other intellectual property for the programmed release or enhanced performance of active pharmaceutical ingredients and nutritional products. For more information on SCOLR Pharma, please call 425.368.1050 or visit http://www.scolr.com/.

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements related to the timing and success of our products under development and the potential for alliances. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including our ability to successfully develop new formulations and complete research and development, including pre-clinical and clinical studies, our ability to raise additional funds, the continuation of arrangements with our product development partners and customers, competition, government regulation and approvals, and general economic conditions. For example, if our clinical trials are not successful or take longer to complete than we expect, we may not be able to develop and commercialize our products and we may not obtain regulatory approval for our products, which would materially impair our ability to generate revenue. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

Contact:
Investor Relations:
Cameron Associates
Kevin McGrath
212.245.4577
Kevin@cameronassoc.com